Exhibit 10.11

WEBTOON ENTERTAINMENT, INC.

NOTICE OF GRANT OF STOCK OPTION

The Participant has been granted a stock option (the “Stock Option”) to purchase certain Shares of Webtoon Entertainment, Inc. (the “Company”) pursuant to the Webtoon Entertainment, Inc. Amended and Restated 2020 Stock Option Plan, as amended (the “Plan”), as follows:

Participant:	[PARTICIPANT NAME]
Grant Date:	[DATE OF GRANT]
Number of Option Shares:	[NUMBER OF OPTION SHARES]
Exercise Price:	$ [EXERCISE PRICE]
Option Expiration Date:	The date eight (8) years after the Grant Date

Capitalized terms not defined herein shall have the meaning as set forth in the Plan.

Upon termination of Participant’s Service to the Company or a Participating Company (as applicable), any portion of the Stock Option that is not exercisable as of such date of termination shall automatically expire in accordance with the Stock Option Agreement.

The exercise price set forth above represents an amount the Company believes to be no less than the Fair Market Value of a Share as of the Grant Date, determined in good faith. However, there is no guarantee that the applicable tax agency will agree with the Company’s determination. A subsequent determination by the applicable tax agency that the Exercise Price is less than such Fair Market Value could result in adverse tax consequences to the Participant. By signing below, the Participant agrees that the Company, its Directors, Officers and shareholders shall not be held liable for any tax, penalty, interest or cost incurred by the Participant as a result of such determination. The Participant is urged to consult with a tax advisor regarding the tax consequences of the Stock Option.

By their signatures below, the Company and the Participant agree that the Stock Option is governed by this Notice of Grant of Stock Option and by the provisions of the Plan and the Stock Option Agreement, both of which are attached to and made a part of this document. The Participant acknowledges receipt of copies of the Plan and the Stock Option Agreement, represents that the Participant has read and is familiar with their provisions, and hereby accepts the Stock Option subject to all of their terms and conditions.

WEBTOON ENTERTAINMENT, INC.	[PARTICIPANT NAME]

By:	Signature
Its:	Date

Address: Address:

THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

WEBTOON ENTERTAINMENT, INC.

STOCK OPTION AGREEMENT

Webtoon Entertainment, Inc. has granted to the Participant named in the Notice of Grant of Stock Option (the “Grant Notice”) to which this Stock Option Agreement (the “Stock Option Agreement”) is attached a Stock Option to purchase certain Shares upon the terms and conditions set forth in the Grant Notice and this Stock Option Agreement. The Stock Option has been granted pursuant to and shall in all respects be subject to the terms and conditions of Webtoon Entertainment, Inc. Amended and Restated 2020 Stock Option Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of, and represents that the Participant has read and is familiar with the terms and conditions of, the Grant Notice, this Stock Option Agreement and the Plan; (b) accepts the Stock Option subject to all of the terms and conditions of the Grant Notice, this Stock Option Agreement and the Plan; and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Grant Notice, this Stock Option Agreement or the Plan.

1.	Definitions and Construction.

1.1. Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

1.2. Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Stock Option Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2. Administration.

All questions of interpretation concerning the Grant Notice, this Stock Option Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Stock Option shall be determined by the Board. All such determinations by the Board shall be final, binding and conclusive upon all persons having an interest in the Stock Option, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Board in the exercise of its discretion pursuant to the Plan or the Stock Option or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Stock Option. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein; provided, that the Officer has apparent authority with respect to such matter, right, obligation, or election.

3.	Exercise of the Stock Option.

3.1. Right to Exercise the Stock Option. The Stock Option becomes exercisable only upon the satisfaction of the following conditions:

a.	a Qualified Offering by the Company has occurred; and

b.	a Participant has provided Service (as applicable) to the Company or a Participating Company for at least three (3) years in aggregate from the Date of Grant (the “Mandatory Service Period”).

3.2. Exercise Period. To the extent that the Stock Option becomes exercisable pursuant to Section 3.1 and so long as Participant remains in Service (as applicable) to the Company or a Participating Company on the date that the Participant exercises the Stock Option, the Stock Option may be exercised during the period between the third anniversary of the Grant Date and the eighth anniversary of the Grant Date (the “Exercise Period”)

3.3. Method of Exercise. Exercise of the Stock Option during the Exercise Period shall be by means of electronic or written notice (the “Exercise Notice”) in a form authorized by the Company, which as of the Grant Date is the Stock Option Exercise Notice attached to this Stock Option Agreement. An electronic Exercise Notice must be digitally signed or authenticated by the Participant in such manner as required by the notice and transmitted to the Company or an authorized representative of the Company (including a third-party administrator designated by the Company). In the event that the Participant is not authorized or is unable to provide an electronic Exercise Notice, the Stock Option shall be exercised by a written Exercise Notice addressed to the Company, which shall be signed by the Participant and delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Company, or an authorized representative of the Company (including a third-party administrator designated by the Company). Each Exercise Notice, whether electronic or written, must state the Participant’s election to exercise the Stock Option, the number of whole Shares for which the Stock Option is being exercised, the spousal acknowledgement (if applicable), and such other representations and agreements as to the Participant’s investment intent with respect to such Shares as may be required pursuant to the provisions of this Stock Option Agreement. Further, each Exercise Notice must be received by the Company prior to the termination of the Stock Option and must be accompanied by full payment of the aggregate Exercise Price for the number of Shares being purchased. The Stock Option shall be deemed to be exercised upon receipt by the Company of such electronic or written Exercise Notice and the aggregate Exercise Price.

3.4. Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all Shares acquired by the Participant pursuant to the exercise of the Stock Option. Except as provided by the preceding sentence, a certificate for the Shares as to which the Stock Option is exercised shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

4. Nature of Stock Option. In accepting the Stock Option, Participant acknowledges and agrees that:

4.1. the Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended or terminated by the Company at any time;

4.2. the Stock Option is voluntary and occasional and does not create any contractual or other right to receive future awards of stock options, or benefits in lieu of stock options, even if stock options have been awarded repeatedly in the past;

4.3. all decisions with respect to future awards, if any, will be at the sole discretion of the Company;

4.4. the Participant’s participation in the Plan is voluntary;

4.5. the Participant’s participation in the Plan shall not create a right to any employment relationship with the Employer and shall not interfere with the ability of the Company or the Employer to terminate the Participant’s employment or service relationship, if any;

4.6. the Stock Option and the Shares subject to the Stock Option are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of the Participant’s employment or service contract, if any;

4.7. the Stock Option and the Shares subject to the Stock Option are not intended to replace any pension rights or compensation;

4.8. the Stock Option and the Shares subject to the Stock Option are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer;

4.9. the Stock Option and the Participant’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company or the Employer;

4.10. the future value of the underlying Shares is unknown and cannot be predicted with certainty;

4.11. no claim or entitlement to compensation or damages shall arise from forfeiture of the Stock Option resulting from termination of the Participant’s Service by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws and whether or not later found to be invalid), and in consideration of the grant of the Stock Option to which the Participant is otherwise not entitled, the Participant irrevocably agrees never to institute any claim against the Company or the Employer, waives his or her ability, if any, to bring any such claim that may arise, and releases the Company and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by participating in the Plan, the Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claims; and

4.12. in the event of termination of the Participant’s Service (whether or not in breach of local labor laws and whether or not later to be found invalid), the Participant’s right to exercise such Stock Options, if any, will terminate subject to Section 6.5 of the Plan and will not be extended by any notice period mandated under local law (e.g., active Service would not include a period of “garden leave” or similar period pursuant to local law); the Administrator shall have the exclusive discretion to determine when the Participant is no longer providing Services for purposes of this Stock Option.

5. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

6. Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other grant materials by and among, as applicable, the Employer, the Company or any Participating Company for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

The Participant understands that the Company and the Participating Companies, including Participant’s employer, may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Stock Options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

The Participant understands that Data will be transferred to any stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country of residence may have different data privacy laws and protections than the Participant’s country of residence. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Company’s local human resources representative. The Participant authorizes the Company, any stock plan service provider assisting the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative.

Further, Participant understands that Participant is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke the consent, Participant’s employment status or Service with the Company will not be affected. The only consequence of refusing or withdrawing consent is that the Company would not be able to grant to Participant RSUs or other equity awards or administer or maintain such awards. Therefore, Participant hereby understands that refusing or withdrawing consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of refusing to consent or withdrawal of consent, Participant understands that Participant may contact Participant’s local human resources representative.

Finally, upon request of the Company, Participant agrees to provide an executed data privacy consent form (or any other agreements or consents) that the Company may deem necessary to obtain from Participant for the purpose of administering Participant’s participation in the Plan in compliance with the data privacy laws in Participant’s country of residence, either now or in the future. Participant understands and agrees that Participant will not be able to participate in the Plan if Participant fails to provide any such consent or agreement requested by the Company.

7. Language. Participant acknowledges that he or she is proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow Participant to understand the terms and conditions of this Stock Option Agreement. If Participant has received this Stock Option Agreement or any other document related to the Stock Options translated into a language other than English and if the meaning of the translated version differs from the English version, the English version shall control.

8. Exchange Control, Foreign Asset/Account and/or Tax Reporting Requirements. Participant acknowledges that there may be certain exchange control, foreign asset/account and/or tax reporting requirements which may affect Participant’s ability to acquire or hold Shares or cash received from participating in the Plan (including the proceeds from the sale of Shares and the receipt of any dividends) in a brokerage or bank account outside Participant’s country. Participant may be required to report such accounts, assets or related transactions to the tax or other authorities in Participant’s country. Participant also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to Participant’s country within a certain time after receipt. Participant acknowledges that it is Participant’s responsibility to comply with such regulations and that Participant should speak to a personal advisor on this matter.

9. Miscellaneous Provisions.

9.1. Confidential Nature. The Participant acknowledges and agrees that the nature and terms of this Stock Option Agreement are confidential, and expressly agrees not to discuss or disclose them, or the facts and contentions contained therein, without the prior written consent of the Company, with or to any person, except to the federal tax authorities, state tax authorities, the Participant’s accountant, financial, or tax advisor, the Participant’s attorneys, the Participant’s immediate family, or as required by law, subpoena or governmental or regulatory investigation or as reasonably necessary in connection with any litigation with the Company; provided, that to the extent the Participant is asked to disclose any confidential information in connection with a subpoena or governmental or regulatory investigation, the Participant will, to the extent permitted by law, provide notice to the Company and cooperate with the Company to limit such disclosure.

9.2. Termination or Amendment. The Board may terminate or amend the Plan or the Stock Option at any time; provided, however, that except as provided in Section 8 of the Plan in connection with a Change in Control, no such termination or amendment may adversely affect the Stock Option or any unexercised portion hereof without the consent of the Participant unless such termination or amendment is necessary to comply with any applicable law or government regulation, including, but not limited to Section 409A of the Code. No amendment or addition to this Stock Option Agreement shall be effective unless in writing.

9.3. Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Stock Option Agreement.

9.4. Binding Effect. Subject to the restrictions on transfer set forth herein, this Stock Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

9.5. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

9.6. Integrated Agreement. The Grant Notice, this Stock Option Agreement and the Plan shall constitute the entire understanding and agreement of the Participant and Company with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Company with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Grant Notice, the Stock Option Agreement and the Plan shall survive any exercise of the Stock Option and shall remain in full force and effect.

9.7. No Rights as a Shareholder or Employee. The Participant shall have no rights as a shareholder with respect to any Shares covered by the Stock Option until the date of the issuance of the shares for which the Stock Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided under the Plan. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between the Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Stock Option Agreement shall confer upon the Participant any right to continue in the Service of the Company or Subsidiary or interfere in any way with any right of the Company to terminate the Participant’s Service to the Company as a Director, an Employee or Consultant, as the case may be, at any time.

9.8. Applicable Law. This Stock Option Agreement shall be governed by the laws of the State of Delaware without regard to its conflict of law rules.

9.9. Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.